SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-D&E COMMUNICATIONS

                    GAMCO INVESTORS, INC.
                                 8/20/02            5,000            11.5700
                                 8/20/02            2,000            11.5864
                                 8/19/02            1,505            11.1600
                                 8/19/02            5,000            11.5650
                                 8/15/02            3,000            11.4817
                                 8/14/02            3,000            11.3700
                                 8/13/02            2,000            11.3835


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.